SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)



Filed by the registrant  [X]


Filed by a party other than the registrant   [_]

Check the appropriate box:

[_]  Preliminary proxy statement


[X]  Definitive proxy statement

[_]  Definitive additional materials

[_]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.


                        UNITED STATES ANTIMONY COPORATION
                (Name of Registrant as Specified in Its Charter)



    _______________________________________________________________________
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of filing fee (Check the appropriate box):

   [X]  No fee required.

   [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

______________________________________________________________________________


   (2)  Aggregate number of securities to which transactions applies:

______________________________________________________________________________

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

______________________________________________________________________________

   (4)  Proposed maximum aggregate value of transaction:

______________________________________________________________________________

   (5)  Total Fee paid:

______________________________________________________________________________
   [_]  Fee paid previously with preliminary materials.

   [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1)  Amount previously paid:

_________________________________________________________________

   (2)  Form, schedule or registration statement no.:

_________________________________________________________________

   (3)  Filing party:

_________________________________________________________________

   (4)  Date filed:

_________________________________________________________________

                    UNITED STATES ANTIMONY CORPORATION
                             PROXY STATEMENT


                     FOR ANNUAL MEETING OF STOCKHOLDERS


     This proxy statement is furnished in connection with a solicitation of proxies by the Board of Directors of United States Antimony Corporation (the "Company"). The proxies solicited in connection with this proxy statement will be used at the annual meeting of stockholders of the Company to be held on October 3rd, 1997 at 10:30 AM, local time, at the Ramada Inn-Airport located at the Spokane International Airport, Spokane, Washington, and at any adjournment thereof, for the purposes set forth in the foregoing notice of the meeting. Properly executed proxies received in time for the meeting will be voted as specified therein. If either of the enclosed forms of proxy is executed and returned, it may nevertheless be revoked by written notice to either of the persons named as a proxy or the Secretary of the Company at any time before it is exercised, by voting in person at the meeting or by giving a later proxy. This proxy statement and the enclosed forms of proxy are being mailed on or about September 11, 1997.

     The Company's principal executive office is located at 1250 Prospect Creek Rd., Box 643, Thompson Falls, Montana 59843, and its telephone number is (406) 827-3523.

     At the close of business on August 4, 1997 (the "Record Date:"), the Company had outstanding and entitled to vote 13,284,018 shares of Common Stock, $.01 par value (the "Common Stock"), and 4,500 shares of Series A Preferred Stock, $.01 par value (the "Series A Preferred Stock"). The holders of record of such shares on such date will be entitled to one vote at the annual meeting for each share held by them. The holders of Common Stock and the holders of Series A Preferred Stock will vote together as one class on all matters presented at the annual meeting.

     Form 10KSB for the year ended December 31, 1996, is enclosed with this proxy statement.

                         MATTERS TO BE ACTED UPON




As of the date of this proxy statement, the Board of Directors of the Company knows of no matters other than Proposals 1, and 2, described below, which are likely to be presented for consideration at the annual meeting. However, if any other matters should properly come before the meeting or any adjournment thereof, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on such matters and with respect to matters incident to the conduct of the meeting. Votes will be counted at the meeting by an election judge to be appointed by the Company prior to the meeting. An abstention or non vote on a matter will not be counted for purposes of determining whether the required vote necessary to approve such matter was received.

Proposal 1 - Election of Directors


     At the meeting, three directors are to be elected to hold office until the 1998 annual meeting of stockholders or until their successors are elected and qualified. The Company's Articles of Incorporation, as amended, provides that the number of directors shall be fixed by the Board of Directors, but shall not be less than three members. The Board of Directors is now comprised of three members, as fixed by the Board of Directors, The nominees for consideration by holders of Common Stock and Series A Preferred Stock are identified below under "Management".

     Proxies for shares of Common Stock and Series A Preferred Stock may not be voted for a greater number of persons than the number of nominees named in this proxy statement. It is the intention of the persons named in the enclosed forms of proxy to vote such proxy FOR the election of the nominees named below unless authorization is withheld on the proxy. Management does not contemplate that any nominee will be unable or unwilling to serve as a director or become unavailable for any reason, but if such should occur before the meeting, a proxy voted for any such individual will be voted for another nominee to be selected by management.

     The enclosed forms of Common Stock and Series A Preferred Stock proxies provide a means for holders of Common Stock and Series A Preferred Stock to vote for all of the nominees listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all such nominees. Each properly executed proxy received in time for the meeting will be voted as specified therein. If a holder of Common Stock or Series A Preferred Stock does not specify otherwise, the shares represented by such stockholder's proxy will be voted for the nominees listed therein or, as noted above, for other nominees selected by management. The withholding of authority or abstention will have no effect upon the election of directors by holders of Common Stock and Series A Preferred Stock because under Montana law directors are elected by a plurality of the votes cast, assuming a quorum is present. Pursuant to the Company's Bylaws, the amount of stock that is present at the meeting, regardless of the proportion thereof, shall constitute a quorum. The shares held by each holder of Common Stock and Series A Preferred Stock who signs and returns the enclosed form of Common Stock or Series A Preferred Stock proxy, as applicable, will be counted for purposes of determining the presence of a quorum at the meeting.



     Directors, Executive Officers, Promoters and Control Persons, Compliance
                with  Section 16(a) of the Exchange Act

Identification of Directors and Executive Officers are as follows:


                                 Affiliation
       Name            Age      with Registrant          Expiration of Term

 John C. Lawrence      58      President, Director        Annual meeting
 Robert A. Rice        72          Director               Annual meeting
 Walter L. Maguire, Sr 75          Director               Annual meeting


During the year ended December 31, 1996, Walter L. Maguire, Jr. resigned as a director of the Company. Walter L. Maguire, Sr. is the father of Walter L. Maguire, Jr.

The Company is not aware of any involvement in certain legal proceedings by its directors or executive officers during the past five years that are material to an evaluation of the ability or integrity of such director or executive officer.

Business Experience of Directors and Executive Officers:

John C. Lawrence. Mr. Lawrence has been the President and a Director of the Company since its inception. Mr. Lawrence was the President and a Director of
AGAU Mines, Inc., the predecessor of the Company, since the inception of AGAU Mines, Inc., in 1968.

Robert A. Rice. Mr. Rice is a metallurgist, having been employed by the Bunker Hill Company, a wholly owned subsidiary of Gulf Resources and Chemical Corporation at Kellogg, Idaho, as Senior Metallurgist and Mill Superintendent until his retirement in 1965. Mr. Rice is President of Intermountain Mineral Engineers, Inc., the operating partner of the prior joint venture between the Registrant and Intermountain Mineral Engineers, Inc. Mr. Rice has been affiliated as a Director of the Registrant since 1975.

Walter L. Maguire, Sr. Mr. Maguire is a resident of Keller, Virginia. He is a 1943 graduate of Yale University and a 1948 graduate of Columbia School of Business with an MBA degree. His past business experience includes natural resource exploration and development, securities and underwriting, real estate development and plastics research. He is the president of the Maguire Foundation, a private educational foundation and has been a Director of the Company since February 1989.

The Registrant does not have standing audit, nominating or compensation committees of the Board of Directors or committees performing similar functions, but does, however, have one financial committee to monitor the Company's financial activities.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and stockholders holding more than 10% of the Company's common stock are required by the regulation to furnish the Company with copies of all Section 16(a) forms they have filed.

Based on information received by the Company, Messrs. Lawrence, Rice, Maguire,Sr., and Maguire, Jr., did not timely file a Form 4 upon receipt of annual stock compensation as directors of the Company.


                         Executive Compensation

Summary compensation for the Company's principal executive officer is as follows:


Name and Position     Year          Salary           Other Compensation (1)

 John C. Lawrence,     1996         $72,000                  $4,154
     President         1995          53,402                   3,080
                       1994          48,000                   2,769

     (1) Represents earned but unused vacation.

There was no other long-term compensation or awards given Mr. Lawrence during the years reported on above.

      Security Ownership of Certain Beneficial Owners and Management.

(a)          Security Ownership of Certain Beneficial Owners:

   As of the close of business on March 31, 1997, the following persons own beneficially more than 5% of the outstanding voting securities of the
Company:



               Name and Address of   Amount and Nature of       Percent of
Title of Class    Beneficial Owner   Beneficial Ownership       Class(1)

Common stock    Maguire Family and related
                entities as a group          1,853,917(2)          14%
                c/o Walter L. Maguire, Sr.
                P.O. Box 129
                Keller, VA  23401

Common stock    John C. Lawrence and related  1,135,461             9
                family members
                P.O. Box 643
                Thompson Falls, MT 59873

Common stock    The Dugan Family              1,735,942(3)          13
                c/o A. W. Dugan
                1415 Louisiana Street, Suite 3100
                Houston, TX 77002


Preferred
Series A        A. Gordon Clark, Jr.              4,500(4)          100
stock           2 Musket Trait
                Simsbury, CT 06070

   (1) Percent of ownership is based upon 13,604,434 shares of common stock and exercisable warrants and 4,500 shares of Series A preferred stock outstanding at March 31, 1997.
   (2) Includes 206,000 warrants to purchase common stock.
   (3) Includes 200,000 warrants to purchase common stock.
   (4) The outstanding preferred shares carry voting rights to vote for the election of directors.

(b)          Security Ownership of Management:


                                                Amount of        Percent of
Title of Class  Name of Beneficial Owner   Beneficial Ownership   Class
(1)

Common stock    Walter L. Maguire, Sr.           1,634,362          12
Common stock    John C. Lawrence                 1,060,461           8
Common stock    Robert A. Rice                      92,200           1

Proposal 2 - Conversion of subordinated convertible and convertible debentures and director debt into Series C convertible preferred stock

     At the annual meeting, the holders of Common Stock and the Holders of Series A Preferred Stock will be asked to consider and act upon a resolution to approve a proposal made to the holders of subordinated convertible and convertible debentures and director debt holders to convert the unpaid principal balance and accrued interest due into Series C convertible preferred stock of the Company. Information as to the background of the debenture issues and specific terms of the conversion proposal is included in the paragraphs that follow:.

Subordinated Convertible and Convertible Debentures

   On April 15, 1985 and May 2, 1988, the Company issued $300,000 of convertible debentures and $350,000 of subordinated convertible debentures, respectively. Both debenture issues were unsecured, convertible into common stock of the Company at any time prior to their maturity date and required semiannual interest payments of 10%. At December 31, 1996 and 1995, the Company had amounts due the Walter L. Maguire 1935 Trust, an entity whose beneficiaries include Walter L. Maguire, Sr., and Walter L. Maguire, Jr., stockholders of the Company, totaling $335,000 consisting of subordinated convertible debentures of $135,000 and $200,000 in convertible debentures. Walter L. Maguire, Sr., is also a director of the Company. The Company also had $215,000 of subordinated convertible debentures outstanding to other stockholders and individuals at December 31, 1996 and 1995.

 The convertible and subordinated convertible debentures were scheduled to mature on April 14, 1991 and April 14, 1993, respectively. No interest or principal payments have been made on either debenture issue since 1989, and the debentures are in default. The debenture agreements provided that in the event of default, the principal could be declared due by not less than 51% of the debenture holders.


     On February 21, 1996, a proposal was submitted to the holders of defaulted convertible and subordinated convertible debentures offering an opportunity to convert their debenture principal and accrued interest into common stock of the Company. On August 8, 1996, the proposal was revised to offer debenture holders conversion rights into a Series C preferred stock that would be convertible into common stock of the Company. The proposal offered to issue one share of convertible Series C preferred stock for every $.55 of defaulted principal and accrued interest to December 31, 1996 associated with both classes of debentures. The preferred stock would have the same voting rights as common stock and contain the following features:

          (i)One-to-one conversion into common stock of the Company for a period of 18 months.

          (ii)A liquidation preference subject to the preferences of the Company's outstanding Series A and B preferred stocks.

          (iii)20% of the underlying common stock shall have "piggyback" registration rights when, and if, the Company files a registration statement.

The proposal also gave each debenture holder agreeing to convert the principal balance of his or her debt and at least 70% of the accrued interest on or before January 1, 1997 the option of:

          (i)receiving the remaining unconverted portion of accrued interest in the form of quarterly cash payments in proportion to the holder's relative amount of accrued interest with respect to total converted accrued interest from a "sinking fund" of $5,000 per month contributed from an irrevocable assignment of gross revenues that would be administered by the First State Bank, or
          (ii)receiving one warrant to purchase common stock of the Company for every $.55 of accrued interest converted to the preferred stock in excess of 70% of the accrued interest converted on each debenture. Said warrant would be exercisable at $.70 per share for a period of three years.

Proposal 2 - Conversion of subordinated convertible and convertible debentures and director debt into Series C convertible preferred stock, Continued

     The proposal is contingent upon its ratification by the Company's stockholders at their annual meeting in 1997 and each debenture holder's review of the Company's audited financial statements.

     In connection with the proposal made to debenture holders, proposals with identical terms were offered to each creditor/director of the Company by the other unrelated directors to convert their debts and accrued interest thereon into Series C preferred stock. All of the proposals to convert debt and accrued interest were accompanied by an acknowledgment indicating the debt holder's intent to convert or not convert their debts contingent upon review of the Company's audited financial statements and ratification of the proposal by the Company's stockholders.


          As of December 31, 1996, the following acknowledgments had been received by the Company:

                                    Balance Outstanding
                                   as of December 31, 1996

                                              Accrued
                                Principal     Interest          Total

John C. Lawrence, Director      $553,954      $285,652         $839,606
Robert A. Rice, Director          28,768         5,680           34,448
Walter L. Maguire, Sr., Director  27,000                         27,000
Convertible debentures           100,000        67,124          167,124
Subordinated convertible
debentures                       190,000       127,536          317,536
                                 -------       -------          -------
     Totals                     $899,722      $485,992       $1,385,714
                                 =======       =======          =======
Effect of debt conversion on stockholders' equity

       The table below illustrates the dilutive effect of the conversion of director and debenture debt on stockholders' equity. The table assumes the conversion of 100% of the debt eligible for conversion into Series C convertible preferred stock. The table also assumes that 100% of the accrued interest on eligible debts as of December 31, 1996, is converted into Series C convertible preferred stock and the maximum number of warrants issuable pursuant to the debt conversion proposal will be issued.

      All principal and accrued interest balances are as of December 31, 1997, actual principal balances of certain director debt has changed as a result of payments made by the Company since December 31, 1996.




                                                 Series C        Common
                                 Accrued    Preferred Stock    Stock Purchase
Debtor             Principal     Interest        Issuable      Warrants
Issuable

Directors:
- ---------
John C. Lawrence      $553,954     $285,652       1,526,556       155,810
Walter L. Maguire, Sr.  27,000                       49,091
Robert A. Rice          28,768        5,680          62,643
3,098

Debentures:
- ----------

Convertible           $300,000     $231,369         966,125       126,201
Subordinated
Convertible            350,000      275,219       1,136,762
150,119

Proposal 2 - Conversion of subordinated convertible and convertible debentures and director debt into Series C convertible preferred stock, Continued

         At December 31, 1996, the Walter L. Maguire 1935 Trust, an entity whose beneficiaries include Walter L. Maguire Sr., a director and stockholder, held $200,000 in Convertible Debentures and $135,000 in Subordinated Convertible Debentures. Accrued interest totaled $263,648 on the Maguire Trust debentures at December 31, 1996. If 100% of the Maguire Trust principal and accrued interest were converted, 1,088,451 shares of Series C Preferred Stock and 143,808Common Stock Purchase Warrants would be issuable to the Trust.

         In 1997 the Board of Directors voted to waive the conversion or accrual of any interest on principal balances due directors subsequent to December 31, 1996 conditioned upon a similar waiver of accrued interest by debenture holders subsequent to December 31,1996.

                     STOCKHOLDER PROPOSALS FOR THE
                 1998 ANNUAL MEETING OF STOCKHOLDERS

Proposals of stockholders must be received by the Company at its principal executive office at P.O. Box 643 Thompson Falls, MT. 59873, by December 31, 1997 for inclusion in the Company's proxy statement and form of proxy relating to the 1998 annual meeting of stockholders.

           RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

Coopers and Lybrand LLP served as the Company's principal independent public accountants for 1996. The Company has not yet selected it's independent public accountants for 1997.

                            OTHER MATTERS

The cost of solicitation of proxies in the accompanying form will be paid by the Company, In addition to solicitation by use of the mails, certain officers and employees of the Company may solicit the return of proxies by telephone, telegram or personal interviews.


                              By Order of the Board of Directors

                              John C. Lawrence
                              President and Secretary

                     UNITED STATES ANTIMONY CORPORATION
                                  PROXY
                       ANNUAL MEETING OF STOCKHOLDERS
                              October 3, 1997

The undersigned hereby constitutes and appoints John C. Lawernce, with power of substitution, to represent and vote on behalf of the undersigned all of the shares of United States Antimony Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Ramada
Inn-Airport at Spokane International Airport on October 3, 1997 at 10:30 AM, PDT, including any adjournments thereof.

     PLEASE MARK THE FOLLOWING WITH AN "X"

Proposal  1.  Election of Directors (by Cumulative voting rights)

The Board of Directors is elected by the process of cumulative voting. Under cumulative voting systems, each shareholder has a number of votes that is equal to the number of voting shares he or she owns multiplied by the number of Directors to be elected.

For example, a person who owns one hundred (100) shares would multiply the number of shares owned times the three (3) directors to be elected. The shareholder would have three hundred (300) votes to vote for or against each Director nominated for the Board of Directors. The votes could be concentrated on one person or distributed among others as he or she sees fit.

Total votes available to cast for the election of Directors may be calculated as follows:

                    Number of Shares               ___________

                   Directors to be elected         ___________

                       Total Number of Votes       ___________
                     (Multiply number of Shares by Directors to be elected
                     (3) to arrive at total Votes)

Names of Nominees                  Votes cast

                         For        Against       Abstain
Robert A. Rice          _____         _____         _____
Walter L. Maguire Sr.   _____         _____         _____
John C. Lawrence        _____         _____         _____

Proposal 2. Approval of a proposal to convert subordinated convertible and convertible debentures and director debt into Series C convertible stock.

                   [ ] For  [ ]Against  [ ] Abstain

PLEASE VOTE, DATE AND SIGN YOUR NAME(S) EXACTLY AS PRINTED ON THIS PROXY, indicating where applicable, official position or representative capacity.

         _____________________________________
               Signature

         ______________________________________
               Date